Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Stephen Swett or Brad Cohen
T: (203) 682-8200
E: shareholderrelations@ocwen.com
or
John V. Britti
Executive Vice President & Chief Financial Officer
T: (561) 682-7535
E: John.Britti@Ocwen.com

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR THIRD QUARTER 2013

Revenue More than Doubles to $531.2 million

$500 million Share Repurchase Program Announced

Atlanta, GA – (October 31, 2013) Ocwen Financial Corporation, (NYSE:OCN), a leading financial services holding company, today reported Net income of $67.0 million, or $0.44 per share, for the third quarter of 2013 compared to Net income of $51.4 million, or $0.37 per share, for the third quarter of 2012. Ocwen generated revenue of $531.2 million, up 128% from the third quarter of 2012. Income from operations grew by 32% to $185.0 million for the third quarter of 2013 as compared to $140.0 million for the third quarter of 2012.

Net income for the nine months ended September 30, 2013 is $188.9 million, or $1.27 per share, as compared to $115.6 million, or $0.84 per share, for the same period in 2012. Revenue in the first nine months of 2013 increased 144% from the first nine months of 2012 to a total of $1.48 billion.

Pre-tax earnings on a GAAP basis for the third quarter of 2013 were $76.3 million, a 6% decline as compared to the third quarter of 2012. Ocwen’s normalized pre-tax earnings for the third quarter of 2013 were $147.0 million, an 82% increase from the third quarter of 2012. Ocwen incurred a total of $70.7 million in normalized expenses in the third quarter of 2013. There were no normalizing items in the third quarter of 2012.

“Ocwen’s revenue growth and cash-flow remain very strong with revenue from our existing portfolio trending ahead of projections,” commented Bill Erbey, Ocwen’s Chairman. “Notwithstanding our record revenues, revenues were suppressed due to delays, that have now been resolved, in boarding the OneWest transaction. As expected, margins were below historical levels due to the timing involved in transitioning ResCap and OneWest. We have been quite cautious in our servicing transfers making certain that we have sufficient resources to support the transition of these portfolios. In the case of OneWest, we were fully-staffed well in advance of boarding the loans. We feel very comfortable that once we have completed the ResCap transition to the Ocwen technology platform, we will return to our historical margins. Prepayment rates fell substantially in the quarter, which bodes well for future revenues. The Company’s current pipeline of potential new business opportunities remains at about $400 billion in unpaid principal balance (UPB). We anticipate that at least $100 million in UPB will be awarded by sellers before the end of the year.”

Share Repurchase Program

Ocwen’s Board of Directors has authorized a $500 million common stock share repurchase program. Ocwen’s priorities for deployment of excess cash are: (1) supporting the growth of the Company’s core servicing and lending businesses, (2) expanding into similar or complimentary businesses that meet the Company’s return on capital requirements and (3) repurchasing shares. The purpose of this plan is to provide a tax efficient way to return cash to shareholders when it is deemed the shares are attractively priced.

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Ocwen Financial Corporation

Third Quarter 2013 Results

October 31, 2013

Mr. Erbey commented, “Ocwen is substantially under-levered compared to our peers. The Company’s additional debt capacity combined with the ability to raise new capital from sales to Home Loan Servicing Solutions (“HLSS”) or sales of prime mortgage servicing rights (“MSRs”), as demonstrated by recently completed sales, provide ample resources to fund growth and share repurchases. Our new share repurchase program is another step towards increasing overall returns on equity.”

Unless Ocwen amends the share repurchase program or repurchases the full $500 million amount by an earlier date, the share repurchase program will continue through July 2016. Purchases may be made on market or in privately negotiated transactions. Ocwen may use SEC Rule 10b5-1 plans in connection with its share repurchase program. No assurances can be given as to the amount of share repurchases, if any, Ocwen may make in any given period. Any repurchase of shares of common stock that have been issued as a result of the conversion of our Series A perpetual convertible preferred stock from the holders of such preferred stock will not count towards the $500 million threshold.

Third Quarter 2013 Business Highlights

•	In August and September, OneWest transferred to Ocwen MSRs for approximately $30 billion of UPB related to Freddie Mac and Fannie Mae loans. Most of the non-agency portfolio of approximately $42 billion of UPB is scheduled for transfer and close on November 1st.

•	On July 1 and September 1, Ocwen completed the boarding of $3.0 billion and $2.0 billion of UPB, respectively, for a total of approximately 32,800 loans, of non-prime subservicing from a large financial institution.

•	On July 1, 2013 in preparation for the acquisition of OneWest and other transactions, Ocwen sold $2.4 billion of servicing advances and the rights to receive the servicing fees on loans with a UPB of approximately $83.3 billion to HLSS. After repaying match-funded advance facilities, Ocwen netted cash proceeds of $662 million.

•	On September 30 and October 15, Ocwen sold MSRs for Freddie Mac and Fannie Mae loans with a UPB of approximately $2.5 billion while retaining a subservicing contract, with final cash proceeds to Ocwen of approximately $34.8 million. The sale had a negligible impact on third quarter earnings, and the gain, which amounted to $5.2 million, will be amortized over the estimated life of the subservicing agreement.

•	On September 23, holders converted 100,000 shares of the Series A Perpetual Convertible Preferred stock into 3,145,640 shares of common stock. On the same date, Ocwen repurchased all 3,145,640 shares of the newly issued common stock for $157.9 million or $50.19 per share of common stock. This conversion will save approximately $0.9 million in future quarterly preferred dividend charges.

•	Completed 32,051 loan modifications, a 14% increase over the second quarter 2013. HAMP modifications accounted for 48% of completed modifications.

•	Deferred servicing fees (“DSF”) related to delinquent borrower payments amounted to $500.5 million at the end of the period. Ocwen does not recognize DSF as revenue until collected, and it does not accrue DSF on its balance sheet.

•	The lending segment overall generated $5.7 million of pre-tax income on $33.5 million of revenue. Ocwen’s Homeward lending operation originated approximately $1.4 billion of fundings with another $142 million originated via partnerships. Liberty Reverse Mortgage had a negative contribution to pre-tax income of $3.2 million.

•	Generated Cash flow from operations of $143 million.

•	Total effective tax rate of 12.2%.

Subsequent Events and Updates

•	On October 25, 2013, Ocwen sold servicing advances and the rights to receive the servicing fees on loans with a UPB of approximately $10 billion to HLSS. Ocwen received net cash proceeds of $309.4 million. Proceeds are anticipated to be used for the remaining OneWest MSR and the Greenpoint MSR acquisitions. The Greenpoint MSR is approximately $8.3 billion of UPB and is expected to close in December 2013.

“Ocwen completed 32,051 modifications, which is a record high for the Company, and over 6,000 short sales and deeds-in-lieu during the third quarter,” said Ron Faris, President and CEO. “Ocwen continues to seek sensible modifications and other loan resolutions that help struggling families while providing more cash-flow to mortgage investors. We are proud to have one of the best pre-foreclosure resolution rates of any servicer. The superiority of Ocwen’s servicing was once again confirmed in a recently published report by Moody’s that tracked over 1 million loans in default at the end of 2008 through mid-2013. Ocwen’s overall performance ranked number one. These results are possible because of the unique capabilities embedded in our industry leading servicing platform.”

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Ocwen Financial Corporation

Third Quarter 2013 Results

October 31, 2013

Mr. Faris continued, “The integration of legacy ResCap loans onto the Ocwen platform began in the third quarter with the movement of over 340,000 non-agency loans. While this represents only 22% of the legacy ResCap platform loans, these loans represent approximately 33% of legacy ResCap delinquent loans accelerating our ability to apply our programs to those loans that most need attention. Our plans call for further monthly transfers from the legacy ResCap platform through May 2014. As per our original plan, this will result in an extended period of transition-related costs.”

“While boarding of the OneWest portfolio has been slower than usual, it is otherwise proceeding according to plan. The addition of the OneWest portfolio should also be beneficial to our lending segment as it will provide additional HARP opportunities. The Company projects that lending will generate approximately $18 to 22 million in pre-tax income in the fourth quarter of 2013 compared to $5.7 million in the third quarter, assuming interest rates and other factors remain at current levels.”

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, and has additional offices and operations in the District of Columbia, California, Florida, Iowa, New Jersey, Pennsylvania, Texas, the United States Virgin Islands, India, the Philippines and Uruguay. Utilizing proprietary technology, global infrastructure and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.Ocwen.com.

Webcast and Conference call

The Company will host a webcast and conference call on Thursday, October 31, 2013, at 11 a.m. Eastern Time to discuss its financial results for the third quarter of 2013.

The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder” section.  A replay of the conference call can also be accessed by dialing 1-203-369-1218 after 12:01 P.M. Eastern Time on Thursday, October 31, 2013, until 6:00 p.m. Eastern Time on November 8, 2013.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; our ability to effectively manage our exposure to interest rate changes; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; uncertainly related to acquisitions, including our ability to integrate the systems, procedures and personnel of acquired companies; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and on Forms 10-Q for the quarters ended March 31, 2013 and June 30, 2013. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements, except as required by law.

Non-GAAP Performance Measures

This news release contains references to “normalized” results and “adjusted cash flow from operations,” which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Further information regarding these measures and reconciliation to GAAP may be found on Ocwen’s website.

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Ocwen Financial Corporation

Third Quarter 2013 Results

October 31, 2013

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	September 30,		June 30,	March 31,	December 31,	September 30,
	2013		2013	2013	2012	2012
Total unpaid principal balance of loans and REO serviced	$434,819,426		$436,255,383	$467,071,661	$203,665,716	$127,066,680

Non-performing loans and REO serviced as a % of total UPB (1)	14.6%		14.4%	15.0%	23.5%	23.6%

Prepayment speed (average CPR)(2)	15.8	%(3)	20.8%	20.1%	14.9%	14.3%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months.
(3)	Includes average CPR of 18.0% for prime loans and 13.1% for non-prime loans.

Segment Results (Dollars in thousands) (UNAUDITED)

	Three Months		Nine Months
For the Periods Ended September 30,	2013	2012	2013	2012
Servicing
Revenue	$496,302	$232,104	$1,381,872	$606,689
Operating expenses	305,654	88,743	795,645	252,542
Income from operations	190,648	143,361	586,227	354,147
Other expense, net	(112,620)	(59,107)	(322,960)	(163,014)
Income before income taxes	$78,028	$84,254	$263,267	$191,133

Lending
Revenue	$33,539	$—	$81,180	$—
Operating expenses	29,504	—	69,543	—
Income from operations	4,035	—	11,637	—
Other income, net	1,630	—	9,176	—
Income before income taxes	$5,665	$—	$20,813	$—

Corporate Items and Other
Revenue	$1,801	$873	$19,758	$2,736
Operating expenses	11,143	4,162	95,361	12,659
Loss from operations	(9,342)	(3,289)	(75,603)	(9,923)
Other income, net	1,924	(219)	6,643	(181)
Loss before income taxes	$(7,418)	$(3,508)	$(68,960)	$(10,104)

Corporate Eliminations
Revenue	$(402)	$(277)	$(492)	$(812)
Operating expenses	(41)	(112)	(131)	(391)
Loss from operations	(361)	(165)	(361)	(421)
Other income, net	361	165	361	421
Income (loss) before income taxes	$—	$—	$—	$—

Consolidated income before income taxes	$76,275	$80,746	$215,120	$181,029
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Ocwen Financial Corporation

Third Quarter 2013 Results

October 31, 2013

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

	Three Months		Nine Months
For the Periods Ended September 30,	2013	2012	2013	2012
Revenue
Servicing and subservicing fees	$483,267	$223,011	$1,333,392	$578,435
Gain on loans held for sale, net	28,262	—	72,912	—
Other revenues	19,711	9,689	76,014	30,178
Total revenue	531,240	232,700	1,482,318	608,613

Operating expenses
Compensation and benefits	118,054	29,759	330,679	90,546
Amortization of mortgage servicing rights	79,183	20,150	197,435	53,561
Servicing and origination	34,236	9,838	89,740	18,988
Technology and communications	38,809	11,608	102,698	31,999
Professional services	19,090	5,241	99,228	19,743
Occupancy and equipment	30,786	10,899	74,631	36,484
Other operating expenses	26,102	5,298	66,007	13,489
Total operating expenses	346,260	92,793	960,418	264,810

Income from operations	184,980	139,907	521,900	343,803

Other income (expense)
Interest income	5,379	2,084	17,330	6,434
Interest expense	(110,055)	(58,417)	(303,339)	(163,660)
Gain (loss) on debt redemption	1,282	(653)	(12,556)	(653)
Other, net	(5,311)	(2,175)	(8,215)	(4,895)
Other expense, net	(108,705)	(59,161)	(306,780)	(162,774)

Income before income taxes	76,275	80,746	215,120	181,029
Income tax expense	9,273	29,346	26,250	65,447
Net income	67,002	51,400	188,870	115,582
Preferred stock dividends	(1,446)	—	(4,450)	—
Deemed dividend related to beneficial conversion feature of preferred stock	(4,401)	—	(6,573)	—
Net income attributable to Ocwen common stockholders	$61,155	$51,400	$177,847	$115,582

Earnings per share attributable to Ocwen common stockholders
Basic	$0.45	$0.38	$1.31	$0.87
Diluted	$0.44	$0.37	$1.27	$0.84

Weighted average common shares outstanding
Basic	135,787,834	134,928,486	135,705,892	133,483,354
Diluted	140,057,195	138,702,881	139,747,490	138,301,865

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Ocwen Financial Corporation

Third Quarter 2013 Results

October 31, 2013

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

(UNAUDITED)

	September 30, 2013	December 31, 2012
Assets
Cash	$357,486	$220,130
Loans held for sale, at fair value	335,102	426,480
Advances	946,287	184,463
Match funded advances	533,725	3,049,244
Mortgage servicing rights, at amortized cost	1,736,943	678,937
Mortgage servicing rights, at fair value	96,938	85,213
Receivables, net	223,404	137,713
Deferred tax assets, net	93,343	92,136
Goodwill and intangibles	407,620	412,866
Premises and equipment, net	56,837	33,247
Debt service accounts	45,462	88,748
Other assets	478,533	273,578
Total assets	$5,311,680	$5,682,755

Liabilities, Mezzanine Equity and Stockholders’ Equity
Liabilities
Match funded liabilities	$363,012	$2,532,745
Other borrowings	2,592,591	1,096,679
Other liabilities	554,708	288,537
Total liabilities	3,510,311	3,917,961

Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $01 par value; 200,000 shares authorized; 62,000 and 162,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively; redemption value $62,000 plus accrued and unpaid dividends at September 30, 2013	59,945	153,372

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 135,822,932 and 135,637,932 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,358	1,356
Additional paid-in capital	864,723	911,942
Retained earnings	882,412	704,565
Accumulated other comprehensive loss, net of income taxes	(7,069)	(6,441)
Total stockholders’ equity	1,741,424	1,611,422
Total liabilities, mezzanine equity and stockholders’ equity	$5,311,680	$5,682,755

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Ocwen Financial Corporation

Third Quarter 2013 Results

October 31, 2013

Third Quarter 2013 - Normalized Pre-Tax Income Summary (Dollars in Millions)

GAAP Income before income taxes	$76.3

Transition related operating expenses	47.7
(Primarily related to ResCap and OneWest Acquisitions)

Expense related to July 1 HLSS transaction	17.9
(Incremental interest expense ahead of the OneWest closings, costs associated with early exit of financing facilities and recognition of hedge-related losses upon termination)

Non-recurring legal expense	5.1

Normalized income before income taxes	$147.0
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